As filed with the Securities and Exchange Commission on November 25, 2003
                                                     Registration No. 333-108976
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                         The Bear Stearns Companies Inc.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 13-3286161
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         The Bear Stearns Companies Inc.
             Capital Accumulation Plan for Senior Managing Directors

                         The Bear Stearns Companies Inc.
                           Restricted Stock Unit Plan
                            (Full Title of the Plans)

                             Samuel L. Molinaro Jr.
              Executive Vice President and Chief Financial Officer
                         The Bear Stearns Companies Inc.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000

                                Explanatory Note

      On September 19, 2003, The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), filed with the SEC a Registration Statement on Form S-8 (File No. 333-108976) in order to register an aggregate of 40,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), which included 33,000,000 shares of Common Stock issuable from time to time upon settlement of awards of stock units (the "CAP Units") pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan") and 7,000,000 shares of Common Stock issuable from time to time upon settlement of awards of restricted stock units pursuant to the Company's Restricted Stock Unit Plan.

      This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for purposes of registering 1,817,621 shares of Common Stock awarded pursuant to the CAP Plan to certain employees who are affiliates of the Company (the "Selling Stockholders") for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares of Common Stock that have been acquired by the Selling Stockholders pursuant to the CAP Plan.

                               REOFFER PROSPECTUS


                         The Bear Stearns Companies Inc.


                        1,817,621 Shares of Common Stock

      Certain of our employees, all of whom are named in this prospectus, may offer and sell from time to time, for their own accounts up to 1,817,621 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

      The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange, Inc. at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

      The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

      Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

      The Common Stock is traded on the NYSE under the symbol "BSC." On November 24, 2003, the closing price of the Common Stock on the NYSE was $73.63 per share.



      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                                November 25, 2003

      You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                ----------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Where You Can Find More Information...........................................2
Forward-Looking Statements....................................................3
The Company...................................................................5
Selling Stockholders..........................................................7
Plan of Distribution..........................................................9
Experts......................................................................10


                       WHERE YOU CAN FIND MORE INFORMATION

      We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any of these filed documents at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      Our public website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

      In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

      We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 33,000,000 shares of Common Stock issuable pursuant to our Capital Accumulation Plan for Senior Managing Directors. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

      The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

      The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

            (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;

            (ii) the Quarterly Report on Form 10-Q for the fiscal quarters ended February 28, 2003, May 31, 2003 and August 31, 2003;

            (iii) the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003,
      January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003;
      March 19, 2003; March 19, 2003, March 26, 2003, April 7, 2003, April 24,
      2003, April 28, 2003, April 28, 2003, June 2, 2003, June 18, 2003, June
      18, 2003, June 19, 2003, July 10, 2003, July 17, 2003, September 18, 2003,
      September 25, 2003, October 21, 2003, November 17, 2003 and November 21, 2003 ; and

            (iv) the description of the Common Stock, which is registered under
      Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

      We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                           FORWARD-LOOKING STATEMENTS

      Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2003, May 31, 2003 and August 31, 2003, which have been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                                   THE COMPANY

      We are a holding company that, through our subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o     securities, options and futures brokerage;

o     providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o     financing customer activities;

o     securities lending;

o     securities and futures arbitrage;

o involvement in specialist activities on the New York Stock Exchange, Inc., American Stock Exchange LLC and International Securities Exchange;

o     underwriting and distributing securities;

o     arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o     making principal investments in leveraged acquisitions;

o     engaging in commercial real estate activities;

o     investment management and advisory services; and

o     fiduciary, custody, agency and securities research services.

Our business is conducted:

o     from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

o through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

o through joint ventures with other firms in Belgium, Greece, Spain, and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

      Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

      BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

      BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

      We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179; our telephone number is (212) 272-2000. In this prospectus, the terms Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

                            SELLING STOCKHOLDERS

      This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

      Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

      o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

      o the number of shares of Common Stock each Selling Stockholder beneficially owned as of November 19, 2003;

      o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the CAP Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

      o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the CAP Plan and registered under this Registration Statement.

Certain of the Selling Stockholders may sell some or all of the shares listed below from time to time in order to satisfy tax obligations incurred in connection with the receipt of awards of Common Stock pursuant to the CAP Plan. There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

------------------------- -------------------- ------------------- -------------------- ------------------------------
                                                                                          Shares Beneficially Owned
                                                     Shares                                  After this Offering
                           Position(s) with       Beneficially      Shares Covered by   ------------------------------
  Selling Stockholder         the Company       Owned (1)(2)(3)      this Prospectus        Number         Percent
  -------------------         -----------       ---------------      ---------------        ------         -------
------------------------- -------------------- ------------------- -------------------- ---------------- -------------
James E. Cayne (4)        Chairman of the               6,505,898            1,572,284        4,933,614        4.94%
                          Board and Chief
                          Executive Officer
------------------------- -------------------- ------------------- -------------------- ---------------- -------------

Mark E. Lehman (5)        Executive Vice                  292,937               66,466          226,471          *
                          President and
                          General Counsel
------------------------- -------------------- ------------------- -------------------- ---------------- -------------

Michael Minikes (a)(6)    Treasurer                       403,187               80,421          322,766          *
------------------------- -------------------- ------------------- -------------------- ---------------- -------------

------------------------- -------------------- ------------------- -------------------- ------------------------------
                                                                                          Shares Beneficially Owned
                                                     Shares                                  After this Offering
                           Position(s) with       Beneficially      Shares Covered by   ------------------------------
  Selling Stockholder         the Company       Owned (1)(2)(3)      this Prospectus        Number         Percent
  -------------------         -----------       ---------------      ---------------        ------         -------
------------------------- -------------------- ------------------- -------------------- ---------------- -------------
Samuel L. Molinaro Jr.    Executive Vice                   66,198               12,656           53,542          *
                          President and
                          Chief Financial
                          Officer
------------------------- -------------------- ------------------- -------------------- ---------------- -------------

Alan D. Schwartz          President and                 1,991,638               85,794        1,905,844        1.92%
                          Co-Chief Operating
                          Officer
------------------------- -------------------- ------------------- -------------------- ---------------- -------------

------------------

*     Less than one (1%) percent.

(a)   Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 2,013,580 shares underlying units credited under the Capital Accumulation Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days. Does not include an aggregate of 26,023 shares underlying unvested units granted under a one-time long term incentive award to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 241,215 shares of Common Stock held by a charitable trust, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 220,354 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Does not include 29,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(6) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

                            PLAN OF DISTRIBUTION

      Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

      The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

      o in transactions (including one or more block transactions) on the NYSE;

      o     in the public market off the NYSE;

      o     in privately negotiated transactions;

      o     through put or call options transactions relating to the shares; or

      o     in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

      The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

      Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2002 Annual Report on Form 10-K for the year ended November 30, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;
(ii) the Quarterly Report on Form 10-Q for the fiscal quarters ended February 28, 2003, May 31, 2003 and August 31, 2003; (iii) the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003, February 11, 2003, February 11, 2003,
February 24, 2003, March 19, 2003, March 19, 2003, March 26, 2003, April 7,
2003, April 24, 2003, April 28, 2003, April 28, 2003, June 2, 2003, June 18,
2003, June 18, 2003, June 19, 2003, July 10, 2003, July 17, 2003, September 18,
2003, September 25, 2003, October 21, 2003, November 17, 2003 and November 21, 2003; and (iv) the description of the Common Stock, which is registered under
Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as
Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

      We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

      For the undertaking with respect to indemnification, see Item 9.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)     -- Restated Certificate of Incorporation of the
                           registrant (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

            4(a)(2)     -- Certificate of Amendment of Restated Certificate
                           of Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File No. 333-92357)).

            4(a)(3)     -- Certificate of Stock Designation relating to the
                           registrant's Adjustable Rate Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

            4(a)(4)     -- Certificate of Correction to the Certificate of
                           Stock Designation relating to the registrant's Adjustable Rate Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No. 33-49979)).

            4(a)(5)     -- Certificate of Stock Designation relating to the
                           registrant's 6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

            4(a)(6)     -- Certificate of Stock Designation relating to the
                           registrant's 5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(7)     -- Certificate of Stock Designation relating to the
                           registrant's 5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(a)(8)     -- Certificate of Elimination of the Cumulative
                           Convertible Preferred Stock, Series A; Cumulative Convertible Preferred Stock, Series B; Cumulative Convertible Preferred Stock, Series C; and Cumulative Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

            Exhibit No.    Description
            -----------    -----------

            4(a)(9)     -- Certificate of Elimination of the 7.88% Cumulative
                           Convertible Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

            4(a)(10)    -- Certificate of Elimination of the 7.60% Cumulative
                           Convertible Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

            4(b)        -- Amended and Restated By-laws of the registrant as
                           amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

            5           -- Opinion of Cadwalader, Wickersham & Taft LLP
                           (previously filed with the Registration Statement on Form S-8 (File No. 333-108976)).

            10(a)       -- The Bear Stearns Companies Inc. Capital
                           Accumulation Plan for Senior Managing Directors (amended and restated as of October 28, 1999) (incorporated by reference to Exhibit 10(a)(4) to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed on February 14, 2000).

            10(b)       -- The Bear Stearns Companies Inc. Capital Accumulation
                           Plan for Senior Managing Directors (amended and restated November 29, 2000 for plan years beginning on or after July 1, 1999) (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9, 2001).

            10(c)       -- The Bear Stearns Companies Inc. Restricted Stock
                           Unit Plan (enacted November 29, 2000) (incorporated by reference to Exhibit 10(a)(6) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9, 2001).

            23(a)       -- Consent of Deloitte & Touche LLP.

            23(b)       -- Consent of Cadwalader, Wickersham & Taft LLP
                           (included in Exhibit 5 to the Registration Statement on Form S-8 (File No. 333-108976)).

            24          -- Power of attorney (included in the signature pages to
                           the Registration Statement on Form S-8 (File No. 333-108976)).

Item 9.     Undertakings.

      The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 25, 2003.

                                         THE BEAR STEARNS COMPANIES INC.



                                         By:  /s/ Samuel L. Molinaro Jr.
                                            -----------------------------------
                                                  Samuel L. Molinaro Jr.
                                                 Executive Vice President
                                                and Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 2003.

             Signature                                   Title
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.

                  *                       Chairman of the Executive
------------------------------------         Committee and Director
          Alan C. Greenberg


                  *                       Chairman of the Board, Chief
------------------------------------         Executive Officer (Principal
           James E. Cayne                    Executive Officer) and Director


                  *                       Director
------------------------------------
          Carl D. Glickman


                  *                       Director
------------------------------------
        Donald J. Harrington


                  *                       Director
------------------------------------
           William L. Mack


                  *                       Director
------------------------------------
          Frank T. Nickell


                  *                       Director
------------------------------------
           Paul A. Novelly

             Signature                                   Title
             ---------                                   -----


                  *                       Director
------------------------------------
         Frederic V. Salerno

                  *                       President, Co-Chief Operating
------------------------------------         Officer and Director
          Alan D. Schwartz


                  *                       President, Co-Chief Operating
------------------------------------         Officer and Director
          Warren J. Spector


                  *                       Director
------------------------------------
            Vincent Tese


   /s/ Samuel L. Molinaro Jr.             Executive Vice President and Chief
------------------------------------         Financial Officer
       Samuel L. Molinaro Jr.                (Principal Financial Officer)


                  *                       Controller
------------------------------------         (Principal Accounting Officer)
         Marshall J Levinson


* By: /s/ Samuel L. Molinaro Jr.
      ------------------------------
      Samuel L. Molinaro Jr.
      Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number             Description
------             -----------

4(a)(1)       --   Restated Certificate of Incorporation of the registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Amendment of Restated Certificate of
                   Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8
                   (File No. 333-92357)).

4(a)(3)       --   Certificate of Stock Designation relating to the
                   registrant's Adjustable Rate Cumulative Preferred Stock,
                   Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)       --   Certificate of Correction to the Certificate of Stock
                   Designation relating to the registrant's Adjustable Rate
                   Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(5)       --   Certificate of Stock Designation relating to the
                   registrant's 6.15% Cumulative Preferred Stock, Series E
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on January 14, 1998).

4(a)(6)       --   Certificate of Stock Designation relating to the
                   registrant's 5.72% Cumulative Preferred Stock, Series F
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on April 20, 1998).

4(a)(7)       --   Certificate of Stock Designation relating to the
                   registrant's 5.49% Cumulative Preferred Stock, Series G
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on June 18, 1998).

4(a)(8)       --   Certificate of Elimination of the Cumulative Convertible
                   Preferred Stock, Series A; Cumulative Convertible Preferred
                   Stock, Series B; Cumulative Convertible Preferred Stock,
                   Series C; and Cumulative Convertible Preferred Stock, Series
                   D of the registrant (incorporated by reference to Exhibit
                   4(d)(9) to the Current Report on Form 8-K filed on January
                   15, 2002).

4(a)(9)       --   Certificate of Elimination of the 7.88% Cumulative
                   Convertible Preferred Stock, Series B of the registrant
                   (incorporated by reference to Exhibit 4(d)(10) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(a)(10)      --   Certificate of Elimination of the 7.60% Cumulative
                   Convertible Preferred Stock, Series C of the registrant
                   (incorporated by reference to Exhibit 4(d)(11) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(b)          --   Amended and Restated By-laws of the registrant as amended
                   through January 8,

                   2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

5             --   Opinion of Cadwalader, Wickersham & Taft LLP (previously
                   filed with the Registration Statement on Form S-8 (File No.
                   333-108976)).

10(a)         --   The Bear Stearns Companies Inc. Capital Accumulation Plan for
                   Senior Managing Directors (amended and restated as of October
                   28, 1999) (incorporated by reference to Exhibit 10(a)(4) to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed on February 14, 2000).

10(b)         --   The Bear Stearns Companies Inc. Capital Accumulation Plan for
                   Senior Managing Directors (amended and restated November 29,
                   2000 for plan years beginning on or after July 1, 1999)
                   (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended
                   February 23, 2001, filed on April 9, 2001).

10(c)         --   The Bear Stearns Companies Inc. Restricted Stock Unit Plan
                   (enacted November 29, 2000) (incorporated by reference to
                   Exhibit 10(a)(6) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9,
                   2001).

23(a)         --   Consent of Deloitte & Touche LLP.

23(b)         --   Consent of Cadwalader, Wickersham & Taft LLP (included in
                   Exhibit 5 to the Registration Statement on Form S-8 (File No.
                   333-108976)).

24            --   Power of attorney (included in the signature pages to the
                   Registration Statement on Form S-8 (File No. 333-108976)).